EXHIBIT 10.54
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                                 LEGAL AGREEMENT
             INVESTOR RELATIONS/PUBLIC RELATIONS CONSULTANT CONTRACT

This Agreement entered into this second day of April 2001 is made By and Between Charles J. Fabiano of Strategic Initiatives, whose address is 3764 E. Vaughn Ave., Gilbert, AZ 85234, referred to as "Consultant" and Heartsoft, Inc., whose address is 3101 North Hemlock Circle, Broken Arrow, OK 74012, referred to as the "Company".

WHEREAS, the Company desires to retain Consultant to perform the following services in accordance with the terms and conditions set forth in this agreement:

The Consultant will consult with the officers of the Company concerning matters relating to the investor relations, public relations, maximizing shareholder value and market liquidity, introduction to stockbrokers, fund managers, market makers, and specialist firms to promote awareness and exposure of the Company. The Consultant agrees to provide its specialized service to the Company for guaranteed three- (3) months from date of contract.

NOW THEREFORE, in consideration of the premises, mutual covenants, and agreements herein, the parties agree as follows:

           1. The Company appoints the Consultant to provide its service for a guaranteed three- (3) month period to begin on date of this contract. In addition, this agreement will continue for an additional three-
           (3) month period upon written confirmation from the Company.

           2. During the term of its retention, the Consultant agrees to provide financial public relations services as described above.

           3. Compensation. Company agrees to pay the full compensation to Consultant in the following manner:

                a.) ______ month of the contract there will be no cash compensation. There will be ______ in cashes on the first day of the ______ month of this contract and every ____ day period thereafter.

                b.) On the first month of the contract, ______ restricted rule 144 common shares with piggyback rights on Company's next registration will be issued. Every ______ day period thereafter, _______ restricted rule 144 common shares with piggyback rights on Company's next registration will be issued on the first day of every _______ day period thereafter.

4. Indemnification. Company hereby agrees to indemnify and hold Consultant harmless to the maximum extent permitted by applicable law and the by-laws of Company, against all losses, claims, liens, damages, liabilities, costs, charges and expenses, including without limitation; the costs of investigating, preparing or defending any action, suit, claim, or proceeding or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, including without limitation; attorneys' fees, incurred or sustained by Consultant in connection with (i) any misrepresentation of Company herein or breach of any covenant of Company and (ii) any such action, suit, claim or other proceeding, to which he is, or may be made, a party by reason of its being a party to and performing under this Agreement; provided, however, that any action, suit, claim or proceeding shall not be a result of Consultant's finally adjudicated negligence or willful misconduct.

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4.2 Consultant hereby agrees to indemnify and hold Company, its officers, employees, directors, shareholders and agents (collectively: Company Indemnitees") harmless to the maximum extent permitted by applicable law against all losses, claims, liens, damages, liabilities, costs, charges and expenses, including without limitation; the costs of investigating, preparing or defending any action, suit, claim or proceeding or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, including without limitation; attorney's fees, incurred or sustained by any Company Indemnity in connection with (i) any misrepresentation of Consultant, and (ii) any such action, suit, claim or other proceeding, to which he is, or may be made, a party by reason of Consultant's negligence or willful misconduct in the performance of Services under this Agreement.

5.  MISCELLANEOUS

5.1 Notices. All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered of certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), to the parties at their respective address herein above set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith.

5.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Arizona applicable to agreements made and performed. This Agreement shall be governed in all respects and for all purposes by the laws of the State of Arizona and the Courts of the State of Arizona shall have exclusive jurisdiction to enforce any Order or award obtained in arbitration. If any provision of this Agreement shall be declared void or against public policy, such provision shall be deemed severed from this Agreement and the remaining provisions shall remain in full force and effect and unmodified.

5.3 Arbitration. Except with respect to any proceeding brought under Section 5 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in Phoenix, Arizona pursuant to the rules then applying of the American Arbitration Association. The arbitrators shall consist of one representative selected by Company; one representative selected by Consultant and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty- (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty- (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all the parties to this Agreement. Should either Company or Consultant fail to appoint an arbitrator as required by this
Section 5.3 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and its decision in writing shall be binding and conclusive on all of the parties to this Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement, judgment upon such decision or award may be entered in any competent Federal or State court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may by necessary to effectuate such decision or award.

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5.4 Entire Agreement. This agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by any party that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

5.5 Employment of Others. The Company may from time to time request that the Consultant arrange for the services of others. All Costs to the Consultant for the Company will pay those services. Any extra expenses that are incurred by the Consultant deemed above and beyond agreement shall be paid by Company upon prior authorization by Company.

5.6 Termination. Either party for any reason may terminate this Agreement by providing the other party with ________ day's written notice after the ________ month period.

SIGNATURES.  Both the Company and the Consultant agree to the above contract.

Witnessed by:


COMPANY:
Benjamin Shell, CEO  /s/ Benjamin Shell
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CONSULTANT:
Charles J. Fabiano, Strategic Initiatives  /s/ Charles J. Fabiano
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